UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020 (November 20, 2020)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne,
Route de Crassier 13,
1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41 22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2020, Quotient Limited (the “Company” or “we”, “us” and “our”) entered into a Change of Control Agreement (the “CIC Agreement”) with Franz Walt, its Chief Executive Officer. The purpose of the CIC Agreement is to establish certain protections for Mr. Walt upon a qualifying termination of his employment in connection with a change of control of the Company.

The CIC Agreement provides that, if the Company terminates Mr. Walt’s employment without “Cause” (as defined in the CIC Agreement) or Mr. Walt terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to Mr. Walt signing and not revoking a release and waiver of claims, Mr. Walt will receive a lump sum payment of the following:

•

any accrued obligations owed to Mr. Walt, which include: (i) any of Mr. Walt’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of Mr. Walt’s termination of employment that remains unpaid; and (iii) any expense reimbursement due to Mr. Walt on or prior to the date of termination that remains unpaid; and

•

a cash payment equal to 200% of the sum of Mr. Walt’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in Mr. Walt’s annual base salary that may constitute “Good Reason” under the CIC Agreement.

In addition, any then outstanding, unvested equity awards that were originally issued to Mr. Walt prior to the Change of Control will fully vest and, if applicable, become exercisable immediately prior to such a termination. The CIC Agreement will expire on November 20, 2023 and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CIC Agreement at least 90 days prior to November 20, 2023 or the applicable anniversary thereof.

The foregoing description of the CIC Agreement is not complete and is qualified in its entirety by the CIC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement, dated as of November 20, 2020, between the Company and Franz Walt

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 24, 2020

QUOTIENT LIMITED

By:	/s/ Franz Walt
Name:	Franz Walt
Title:	Chief Executive Officer